As filed with the Securities and Exchange Commission on October 28, 1996
                                                       Registration No. 33-15092

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ---------------------
                      POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------------
                                     Gantos, Inc.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

                   Michigan                              38-1414122
         -------------------------------              -------------------
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)               Identification No.)

    3260 Patterson, S.E., Grand Rapids, Michigan        49512
    --------------------------------------------      ----------
      (Address of Principal Executive Offices)        (Zip Code)

                            GANTOS, INC. STOCK OPTION PLAN
        ---------------------------------------------------------------------
                               (Full title of the plan)



                              Arlene H. Stern, President
                                     Gantos, Inc.
                                 3260 Patterson, S.E.
                            Grand Rapids, Michigan  49512
                     --------------------------------------------
                       (Name and address of agent for service)

                                    (616) 949-7000
            --------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

                                                            Proposed
                                          Proposed           maximum
Title of securities    Amount to be    maximum offering  aggregate offering     Amount of
 to be registered       registered     price per share         price         registration fee
------------------------------------------------------------------------------------------------
Common Shares (1)    53,220 shares          (2)            $5,407,625.00       $1,081.53 (4)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) $0.01 par value per share (the "Common Shares").
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the exercise price for 26,750 of the options outstanding at the date of original filing of this Registration Statement and on the closing sale price of the Common Shares, as quoted on The Nasdaq National Market on June 1, 1987, for the 123,250 Common Shares then available for grant under the plan. The Amount to be registered has been adjusted for a subsequent issuance of one Common Share for every two Common Shares outstanding as of March 31, 1995.
(3) Reflects the deregistration of 96,780 Common Shares no longer issuable under the Stock Option Plan as a result of the termination of that plan.
(4) Paid with the original filing of this Registration Statement.

                                Page -1- of -2- Pages

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 28, 1996.

                                  GANTOS, INC.
                                  ---------------------------------------
                                           (Registrant)


                                  By:  /s/ J.E. BUNKA
                                       ---------------------------------------
                                           J.E. Bunka, Senior Vice President -
                                           Finance, Chief Financial Officer and
                                           Treasurer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                       Title                         Date
    ---------                       -----                         ----

/s/ ARLENE H. STERN     President, Chief Executive Officer    October 28, 1996
----------------------            and Director
   Arlene H. Stern         (Principal Executive Officer)

/s/ J.E. BUNKA          Senior Vice President - Finance,      October 28, 1996
----------------------           Chief Financial
      J.E. Bunka             Officer and Treasurer
                           (Principal Financial Officer)

/s/ JEFFREY C. TUORI    Assistant Treasurer and Assistant     October 28, 1996
----------------------              Secretary
   Jeffrey C. Tuori      (Principal Accounting Officer and
                                  Controller)

         *                   Chairperson of the Board         October 28, 1996
----------------------
  L. Douglas Gantos

         *                          Director                  October 28, 1996
----------------------
Elizabeth M. Eveillard

/s/ FRED K. SCHOMER                 Director                  October 28, 1996
----------------------
   Fred K. Schomer

         *                          Director                  October 28, 1996
----------------------
  Hannah H. Strasser

         *                          Director                  October 28, 1996
----------------------
Mary Elizabeth Burton

         *                          Director                  October 28, 1996
----------------------
    Erwin A. Marks

         *                          Director                  October 28, 1996
----------------------
   S. Amanda Putnam

*By:  /s J.E. BUNKA                                           October 28, 1996
    ------------------
  J.E. Bunka, Attorney-in-Fact


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